PRESS RELEASE

GE Delivers Strong First Quarter 2005 Financial Results

First Quarter Highlights

▪	Earnings grow 25% to more than $4.0 billion

▪	$.38 EPS, up 19%, exceeds high end of original guidance

▪	Nine of 11 businesses deliver at least double-digit earnings growth

▪	Revenues increase 19% to $39.8 billion, with 10% organic revenue growth

▪	Cash flow from operating activities (CFOA) up 10%, industrial CFOA up 19%

▪	Full-year EPS guidance now $1.78-$1.83, high end of target range

Fairfield, Conn., April 15, 2005 -- GE achieved record first-quarter earnings of $4.0 billion, up 25% from $3.2 billion in first quarter 2004, on revenue growth of 19%, the Company announced today.

“GE is off to a terrific start in 2005,” said GE Chairman and CEO Jeff Immelt. “Our businesses and our end-use markets are seeing continued strong growth.

“We exceeded the high end of our initial expectations for the first quarter and built solid momentum for the full year,” Immelt said. “Nine of our 11 businesses delivered at least double-digit earnings growth, and we achieved organic revenue growth of 10%, exceeding our 8% target. Our outlook remains positive: total orders for the quarter were up 16% over last year, and Commercial Finance and Consumer Finance assets were up 17%. We’ve taken substantial pricing actions to offset the pressures of commodity inflation.

“Our portfolio changes have created a faster-growth company, and the moves we made in the last two years are paying off in excellent performance, particularly at Healthcare, NBC Universal and Infrastructure,” Immelt said. “Revenues from our growth initiatives in services and from our new platforms, such as security and water, grew 15% and 9% respectively, and global revenues increased 33%.

“During the quarter, we continued to reduce our ownership of Genworth Financial, and used the proceeds to eliminate ‘parent-supported’ debt at GE Capital nine months ahead of schedule and further strengthen our triple-A ratings. As a result, the financial services businesses will increase their dividend to GE from 10% to 40% of their earnings in the second quarter and we will accelerate our $15 billion share repurchase program.

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“Based on our broad strength, we are now focusing our full-year EPS range at the high end of our original guidance and targeting $1.78-$1.83, for EPS growth of 12-15%,” Immelt said.

GE will discuss preliminary first-quarter results on a conference call and Webcast to be held at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

First Quarter 2005 Financial Highlights

•
Earnings were a record $4.043 billion, up 25% from $3.240 billion in first quarter 2004. Earnings per share (EPS) were $.38, up 19% from last year’s $.32. Nine of GE’s 11 businesses - Advanced Materials, Commercial Finance, Consumer Finance, Consumer & Industrial, Equipment & Other Services, Healthcare, Infrastructure, NBC Universal and Transportation -- contributed at least double-digit earnings growth.

•
Revenues of $39.8 billion increased 19% over $33.4 billion in first quarter 2004. Industrial sales increased 25% to $20.8 billion, reflecting the impact of acquisitions and solid organic growth. Financial services revenues rose 13% over last year to $19.1 billion. Organic revenue growth - which excludes the effects of acquisitions, dispositions and changes in currency exchange rates, as well as the Insurance segment - was 10%. Organic revenue growth of the industrial businesses was also 10%.

•
Cash generated from GE’s operating activities in the first quarter totaled $2.9 billion, up 10% from $2.6 billion last year, reflecting a 19% increase in CFOA from industrial businesses and a lower GE Capital Services dividend resulting from the absence this year of a counterpart to last year’s special dividend of Insurance disposition proceeds.

”GE has all of the pieces in place to deliver sustained growth,” Immelt said. “We are in the right businesses with the right people executing our strategy, and we are on track for double-digit growth in earnings and cash flow in 2005 and beyond.”

First Quarter 2005 Business Highlights
Transportation

•
Received engine, locomotive and services orders in the quarter totaling $4.1 billion, up $0.6 billion over first quarter last year, including $2.2 billion in services orders and $1.9 billion in aircraft engine and locomotive orders.

•
Secured wins for the new GEnx aircraft engine on Boeing 787s and Airbus A350s selected by First Choice Airways and Air Europa, and orders for other engines from Embraer, Bombardier, Singapore Airlines, KLM, Turkish Airways and Qatar Airlines.

•	Launched the GE90-110B powering the new Boeing 777-200LR, which will fly nonstop from London to Sydney; first delivery is scheduled for January 2006.
•	Signed agreement with the U.S. government for a program, valued at $282 million over the next five years, to extend the service life of the F110 engine for the F16 fighter plane through the infusion of proven commercial technologies into a military engine.

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•	Received orders for more than 275 locomotives, including more than 70 for international delivery and 205 for GE Evolution locomotives, bringing the total Evolution backlog to more than 1,300.
•	Won a $34 million order to install GE’s Locotrol distributed power control system on the Daqin Railway in China, which will increase freight-carrying capacity by more than 30%.

Healthcare

•	Increased total orders 45% over first quarter 2004 to $3.5 billion, driven by 10% growth in services, to $1.3 billion, 19% growth in equipment, to $1.5 billion, and $0.7 billion at Biosciences.
•	Experienced continued strong demand for Imagination Breakthrough products, including more than $140 million in orders for the LightSpeed® Volume CT (computed tomography) scanner.
•
Announced a clinical information technologies (IT) collaboration with Intermountain Health Care (IHC), the nation’s top integrated health care system, to develop software for next-generation electronic medical records and help accelerate their adoption; IHC also will adopt GE’s computerized physician order entry (CPOE) , cardiology and pharmacy IT throughout its 2 million-patient system.

•
Received a three-year, single-source contract from Novation, the supply company of VHA Inc. and the University HealthSystem Consortium (UHC), to provide the VHA and UHC healthcare organizations GE Healthcare’s full line of injectable contrast media products for X-ray, magnetic resonance and ultrasound diagnostic imaging.

•
Announced participation in the construction of Pepin Heart Hospital and Research Institute in Tampa, Fla., the third “digital hospital” organized around GE’s clinical information technologies, slated to open in fall 2005.

•	Announced that the Children’s Cancer Institute of Australia is using Healthcare’s DIGE protein mapping technology to help identify mutations in cells that are resistant to anti-cancer drugs.
•
Announced progress by Allegheny General Hospital, Pennsylvania, in research using GE’s CodeLink System bioarrays on gene expression changes that occur in the heart after myocardial infarction, with the goal of developing revolutionary new treatments to minimize the impact of a heart attack.

Energy

•	Signed new contractual service agreements totaling $0.5 billion, including the first contractual services agreements for gas turbines in China.
•	Increased Oil & Gas orders 56% over first quarter 2004 to $1.0 billion.
•	Announced a joint venture partnership in China with Shanghai Xin Hua Control Technology (Group) Co., Ltd. through the acquisition of a majority share in Xin Hua Control Engineering Co., Ltd., which manufactures and installs steam turbine and power plant control systems and software.

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•
Signed a contract to provide seven gas turbines to China’s Gas Turbine Power Plants Construction Project in the Project’s second “bundled buy,” making GE the supplier of more than half of the turbines purchased through bundled buys so far.

•
Shipped 283 wind turbines in the first quarter compared to 74 shipped last year; received orders for 132 1.5-megawatt wind turbines, and was selected by FPL Energy to provide 147 1.5MW wind turbines for two projects in Texas and Oklahoma; secured first customer commitment for new “2.X”-megawatt wind turbines.

•	Signed contracts to supply turbines to utilities in Spain and the Canary Islands, and four aeroderivative gas turbines for two new generating stations at Lafayette Utilities System in Lafayette, La.
•	Signed a five-year contractual service agreement (CSA) with Societatea Nationala Nucleoelectrica S.A. covering a steam turbine generator unit at the only operating nuclear power plant in Romania.
•	Shipped 21 heavy-duty gas turbines from Greenville, S.C., the same as shipped in the first quarter of 2004, and 13 from Belfort, France, compared to 15 last year.

Commercial Finance

•	Completed the acquisition of CitiCapital's Transportation Financial Services Group, adding $4.7 billion in commercial truck and trailer financing assets.
•
Delivered the first of 14 new Boeing 777 aircraft on lease to Emirates Airlines, with deliveries through 2007, and signed contracts to redeploy 18 Boeing 737-800 aircraft from ATA Airlines during 2005 to airline customers in China, Brazil and India.

•	Ended the quarter with no aircraft on the ground and all 1,300-plus owned aircraft placed with customers.
•
Combined real estate and healthcare financial services capabilities to provide initial funding for long-term care facilities in Germany that are to be leased to Marseille-Kliniken AG, one of the largest leading private operators of long-term care and rehabilitation facilities in Germany.

•	Agreed to the $210 million acquisition of HPE Hausbau Group, a full-service residential real estate investment and management company in Germany.
•
Completed the acquisition of a portfolio of 108 real estate assets, primarily in Tokyo, from Senyu Development for $219 million, and purchased an office property in Omiya, Saitama City, the largest city in the north Tokyo metro region, for $45 million.

Consumer Finance

•
Launched the Wal-Mart Dual Card, which offers cash back, gasoline discounts and low rates to Wal-Mart shoppers, and which is accepted at more than 4 million merchant and cash access locations on the Discover Network.

•
Launched GE Money Care Credit in Australia to finance discretionary procedures for dental care, laser eye surgery and veterinary care, a $6 billion segment not covered by government programs or insurance.

•
Signed a seven-year extension of its private-label credit card agreement with SAM’S CLUB and launched SAM’S CLUB Dual Cards for consumers and businesses, with the business card being the first such card ever offered on the Discover Network.

•	Brought the Dual Card to Thailand by teaming up with Central Retail Group to launch the Central MasterCard.
•
Launched an unsecured personal loan product in Singapore called "ezyCash" through a co-operation agreement with the Singapore Post Office, one of the first of its kind in Asia, which makes full use of the Post Office’s extensive network in Singapore.

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NBC Universal

•
Continued strength in cable entertainment, with ratings at USA Networks and the Sci Fi Channel up nearly 10% among viewers 25-54, Bravo continuing to deliver the highest concentration of upscale viewers among cable networks, and USA Networks’ launch of Kojak, the year’s highest-rated new series on basic cable.

•	Saw Meet the Fockers become the all-time highest-grossing live action comedy, with worldwide box-office receipts of more than $500 million to date.
•	Sold 5.5 million DVDs of Ray, helping Universal Home Entertainment lead the industry in new release sales during the quarter.
•	Won four Academy Awards on ten nominations for Universal Pictures’ Ray and Focus Features’ Eternal Sunshine of the Spotless Mind and The Motorcycle Diaries.
•
Delivered the industry’s strongest concentrations of upscale viewers (households with incomes above $75,000) for an unscripted series (The Apprentice), a drama (The West Wing), and a comedy (Will & Grace).

•	Maintained lead of NBC Nightly News over its nearest competitor by more than half a million viewers in Brian Williams' first full quarter as anchor.
•
Continued NBC's late-night leadership, with Jay Leno and Conan O'Brien leading their respective competitors in the key adult 18-49 demographic by 31 percent and 71 percent, respectively; and delivered the quarter's largest daytime audiences in women 18-34 with NBC’s Days of our Lives and Passions.

•	Extended national coverage of NBC Weather Plus -- the nation’s first digital broadcast network -- to 50 affiliate stations, covering 67% of U.S. households, only four months after its launch.
•	Experienced double-digit revenue increases at Universal Parks & Resorts in the U.S., despite record rainfall in Southern California.

Infrastructure

•
Completed the acquisitions of Ionics, Inc, a global leader in water purification, desalination and wastewater treatment technologies, and Edwards Systems Technology, a global leader in fire and life safety security systems.

•
Announced the purchase by the U.S. Transportation Security Administration (TSA) of nine GE EntryScan™ explosives trace detection portals, which will double the number in operation at major U.S. airports.

•
Successfully completed the first commercial field test of the Tamper Evident Secure Container, which integrates GE's CommerceGuardTM device into a standard maritime shipping container, enabling pinpoint identification of containers opened during voyages and making cargo security more affordable for manufacturers and shippers.

•	Completed GE’s first major water project in the Middle East, opening with partners Mohammed Abdulmohsin Al-Kharafi & Sons Co. and the Kuwaiti government the world's largest membrane-based water filtration system, which will purify more than one million gallons of wastewater each day for agricultural and industrial use.
•
Introduced a new technology that uses advanced polymer chemistry and non-destructive testing to safely process high-acidity crude oil, which will enable refiners to produce quality end products from a less expensive grade of crude oil without damaging their systems.

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Advanced Materials

•
Announced the selection by Restonic Mattress Corporation of GE’s Ultem™ resin for the bedding industry's first UL®-certified mattress, Restonic's Ergo Sleep®, that complies with California's new fire safety standards.

•
Developed PolarTherm™ XLR spherical boron nitride crystals which, when loaded into a polymer, can deliver up to twice the thermal conductivity of other boron nitride fillers and enable electronics manufacturers to make smaller devices for personal computers and servers without performance-damaging heat.

•	Announced the selection of GE silicone additives, Tospearl™ and Silsoft™ 034, by two leading personal care makers for new skin care and anti-aging face care products.
•
Introduced a wing-to-wing portfolio of advanced material solutions for the aviation industry with critical properties for applications including windshields, structural components, door and engine gaskets, seals for passenger window assemblies, brake systems, fuel cell coatings, and lighting and wiring components.

Consumer & Industrial

•	Continued strength in high-end Monogram® and Profile® appliances, with sales up 10%.
•
Increased revenue from lighting products by 11%, driven by energy-saving Ultra fluorescent lamps, new Ultramax™ and ProLine™ electronic ballast products, Reveal® light bulbs, and lighting’s improved penetration in the home center segment.

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GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

2005 results are preliminary and quarterly information is unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the behavior of financial markets, including fluctuations in interest rates and commodity prices, from future integration of acquired businesses, from future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries, from unanticipated loss development in our insurance businesses, and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contact: General Electric, Fairfield
David Frail, 203/373.3387
 david.frail@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended March 31	2005	2004	V%	2005	2004	V%	2005	2004	V%

Revenues
Sales of goods and services	$21,405	$17,110		$20,833	$16,680		$674	$576
Earnings of GECS	-	-		2,346	1,845		-	-
GECS revenues from services	18,089	16,103		-	-		18,392	16,367
Other income	317	137		330	139		-	-
Total revenues	39,811	33,350	19%	23,509	18,664	26%	19,066	16,943	13%

Costs and expenses
Cost of sales, operating and
administrative expenses	25,613	21,692		18,320	14,681		7,548	7,287
Interest and other financial charges	3,733	2,810		381	239		3,476	2,671
Insurance losses and policyholder and
annuity benefits	4,020	3,588		-	-		4,059	3,624
Provision for losses on financing receivables	902	955		-	-		902	955
Minority interest in net earnings of
consolidated affiliates	315	83		186	37		129	46
Total costs and expenses	34,583	29,128	19%	18,887	14,957	26%	16,114	14,583	10%

Earnings before income taxes	5,228	4,222		4,622	3,707		2,952	2,360
Provision for income taxes	(1,185)	(982)		(579)	(467)		(606)	(515)
Net earnings	$4,043	$3,240	25%	$4,043	$3,240	25%	$2,346	$1,845	27%

Per-share amounts
Diluted earnings per share	$0.38	$0.32	19%
Total average equivalent shares	10,641	10,186	4%

Basic earnings per share	$0.38	$0.32	19%
Total average equivalent shares	10,597	10,139	5%

Dividends declared per share	$0.22	$0.20

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2004 Annual Report to Shareowners for further information about consolidation matters.

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Summary of Operating Segments (unaudited)
General Electric Company and consolidated affiliates

	Three months ended March 31
(Dollars in millions)	2005	2004	V%

Revenues
Advanced Materials	$2,227	$1,885	18
Commercial Finance	6,040	5,391	12
Consumer Finance	4,689	3,589	31
Consumer & Industrial	3,261	3,097	5
Energy	4,502	3,865	16
Equipment & Other Services	2,004	2,010	-
Healthcare	3,321	2,495	33
Infrastructure	965	776	24
Insurance	6,333	5,953	6
NBC Universal	3,601	1,582	F
Transportation	3,733	3,405	10
Corporate items and eliminations	(865)	(698)	(24)

Consolidated revenues	$39,811	$33,350	19

Segment profit (a)
Advanced Materials	$275	$171	61
Commercial Finance	1,151	955	21
Consumer Finance	735	602	22
Consumer & Industrial	165	149	11
Energy	597	650	(8)
Equipment & Other Services	77	(122)	F
Healthcare	409	339	21
Infrastructure	147	113	30
Insurance	383	410	(7)
NBC Universal	709	394	80
Transportation	744	637	17
Total segment profit	5,392	4,298	25

GE corporate items and eliminations	(389)	(352)	(11)
GE interest and other financial charges	(381)	(239)	(59)
GE provision for income taxes	(579)	(467)	(24)

Consolidated net earnings	$4,043	$3,240	25

(a)
Segment profit always excludes the effects of principal pension plans and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges; certain gains/losses from dispositions; and litigation settlements or other charges, responsibility for which precedes the current management team. Segment profit excludes or includes interest and other financial charges and segment income taxes according to how a particular segment management is measured - excluded in determining operating profit for Advanced Materials, Consumer & Industrial, Energy, Healthcare, Infrastructure, NBC Universal, and Transportation, but included in determining net earnings for Commercial Finance, Consumer Finance, Equipment & Other Services, and Insurance.

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Condensed Statement of Financial Position
General Electric Company and consolidated affiliates

(Dollars in billions)	Consolidated		GE		Financial Services (GECS)
	3/31/05	12/31/04	3/31/05	12/31/04	3/31/05	12/31/04
Assets
Cash & marketable securities	$148.6	$150.9	$1.9	$3.6	$146.9	$147.5
Receivables	13.2	14.2	13.5	14.5	-	-
Inventories	10.6	9.8	10.4	9.6	0.2	0.2
GECS financing receivables - net	282.5	282.5	-	-	282.5	282.5
Property, plant & equipment - net	64.3	63.3	16.8	16.8	47.5	46.6
Investment in GECS	-	-	55.9	53.8	-	-
Goodwill & intangible assets	86.7	83.2	57.7	54.7	29.1	28.5
Other assets	146.0	146.4	37.7	38.0	112.8	113.0

Total assets	$751.9	$750.3	$193.9	$191.0	$619.0	$618.3

Liabilities and equity
Borrowings	$370.0	$370.9	$11.7	$11.0	$359.9	$361.3
Insurance reserves	139.7	140.6	-	-	140.1	140.9
Other liabilities & minority interest	129.8	128.5	69.8	69.7	63.1	62.3
Shareowners' equity	112.4	110.3	112.4	110.3	55.9	53.8

Total liabilities and equity	$751.9	$750.3	$193.9	$191.0	$619.0	$618.3

March 31, 2005 information is unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the consolidated financial statements in the 2004 Annual Report to Shareowners for further information about consolidation matters.

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Financial Measures That Supplement GAAP
General Electric Company and consolidated affiliates

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under SEC rules. Specifically, we have referred to organic revenue growth, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) and organic revenue growth of the industrial businesses (or Industrial organic revenue growth) for the first quarter of 2005 compared with the first quarter of 2004. The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures - revenues and cash from operating activities - follow.

(Dollars in millions)	Three months ended March 31
	2005	2004	V%

Revenues as reported	$39,811	$33,350	19%
Less:
Effects of acquisitions, dispositions and currency exchange rates	4,262	755
Insurance segment	6,333	5,953
Revenues excluding the effects of acquisitions, dispositions,
currency exchange rates and Insurance (organic revenues)	$29,216	$26,642	10%

	Three months ended March 31
	2005	2004	V%

Cash from GE's operating activities as reported	$2,890	$2,622	10%
Less: GECS dividends	224	380
Cash from GE's operating activities excluding
dividends from GECS (Industrial CFOA)	$2,666	$2,242	19%

	Three months ended March 31
	2005	2004	V%

GE Revenues as reported	$23,509	$18,664	26%
Less: Earnings of GECS	2,346	1,845
Industrial revenues	21,163	16,819
Less: Effects of acquisitions, dispositions and currency exchange rates	2,976	315
Industrial revenues excluding the effects of acquisitions, dispositions
and currency exchange rates (Industrial organic revenues)	$18,187	$16,504	10%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our 2005 revenue growth without the effect of acquisitions, dispositions and currency exchange rates, and without the effect of our Insurance segment, whose revenues were adversely affected by the changing economic environment and other factors in 2004. Similarly, we believe that investors would find it useful to compare our first quarter 2005 operating cash flow against our first quarter 2004 operating cash flow without the impact of GECS dividends, which have varied from period-to-period.

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